UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 12th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 876-3459

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value per share	RLMD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On January 9, 2020, Charles Ence resigned as Chief Financial Officer of Relmada Therapeutics, Inc. (the “Company”) to become the Company’s Chief Accounting and Compliance Officer. There was no disagreement between Mr. Ence and the Company on any matter relating to the Company’s operations, policies or practices. On January 9, 2020, Mr. Ence’s Consulting Agreement, dated July 29, 2019, with the Company was terminated and Mr. Ence entered into an Employment Agreement with the Company as Chief Accounting and Compliance Officer, which is described below.

Appointment of Officer

On January 9, 2020, the Board of Directors of Relmada of the Company appointed Maged Shenouda, R.Ph, MBA as the Company’s Chief Financial Officer (Principal Financial and Accounting Officer). Mr. Shenouda also resigned as a director of the Company on January 9, 2020. There was no disagreement between Mr. Shenouda and the Company on any matter relating to the Company’s operations, policies or practices.

A brief description of the background and business experience of Mr. Shenouda is as follows:

Maged Shenouda, R.Ph, MBA, age 55, has been our Chief Financial Officer since January 2020. He was also our director from November 2015 to January 2020. During his time as a director with the Company Mr. Shenouda was a member of the Audit Committee and Compensation Committee, and is Chairman of the Corporate Governance and Nominating Committee. Mr. Shenouda has over 25 years of biotechnology and equity research experience. From September 2017 to November 2019, Mr. Shenouda was the Chief Financial Officer of AzurRx Biopharma, Inc. where he also served as a Director from October 2015 to October 2019. Prior to this Mr. Shenouda was the Head of Business Development and Licensing at Retrophin, Inc. from January 2014 to November 2014. Prior to that, he spent the bulk of his career as an equity analyst. He has held senior level positions at UBS, JP Morgan and Stifel Nicolaus, covering a broad range of small and large capitalization biotechnology companies. Mr. Shenouda started his sell-side equity research career at Citigroup and Bear Stearns where his coverage universe focused on U.S and European pharmaceutical companies. Before entering Wall Street, he was a management consultant with PricewaterhouseCoopers Pharmaceutical Consulting practice and also spent time in pharmaceutical sales, having worked as a hospital representative and managed care specialist for Abbott Laboratories Pharmaceutical Products Division. He earned a B.S. in Pharmacy from St. John’s University and is a registered pharmacist in New Jersey and California. He also received an M.B.A from Rutgers Graduate School of Management.

There is no arrangement or understanding between Mr. Shenouda and any other person pursuant to which he was selected as an officer of the Company.

Family Relationships

There are no family relationships between Mr. Shenouda and any of our directors or officers.

Transactions with Related Persons

The Company does not have any related party transactions with Mr. Shenouda within the meaning of Item 404(a) of Regulation S-K.

Agreements

Maged Shenouda, Chief Financial Officer

On January 9, 2020, the Company and Mr. Shenouda entered into an employment agreement (the “Shenouda Employment Agreement”). Pursuant to the Shenouda Employment Agreement, Mr. Shenouda and the Company agreed to the following:

●	Salary is $395,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

●

Mr. Shenouda’s. employment with the Company will be on an "at will" basis meaning that either Mr. Shenouda or the Company may terminate his employment at any time for any reason or no reason, upon written notification to the other party, without further obligation or liability, except as provided in the agreement.

Mr. Shenouda may also be entitled to certain severance payments. Upon termination of Mr. Shenouda’s employment due to death, his estate also shall be entitled to receive a single lump sum payment equal to three (3) months base salary, payable within 30 days of his death. In the event of termination other than for cause, resignation for good reason, or in connection with a change of control, Mr. Shenouda will be entitled to severance equal to six months of compensation and health benefits.

●	During the term of the agreement, he may also be awarded grants under the Company’s 2014 Stock Option and Equity Incentive Plan, as amended (the “Stock Plan”), subject to Board approval. Mr. Shenouda’s options granted to him as a Director of the Company shall continue to vest in accordance with the terms of the Stock Plan, so long as he remains employed by the Company.

●	Mr. Shenouda is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

●	Non-Solicitation. The Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of 24 months following the cessation of employment with the Company he shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Shenouda Employment Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Charles Ence, Chief Accounting and Compliance Officer

On January 9, 2020, the Company and Mr. Ence entered into an employment agreement (the “Ence Employment Agreement”). Pursuant to the Ence Employment Agreement, Mr. Ence and the Company agreed to the following:

●	Salary is $275,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary. Mr. Ence was also awarded a sign on bonus of $100,000.

●

Mr. Ence’s. employment with the Company will be on an "at will" basis meaning that either Mr. Ence or the Company may terminate his employment at any time for any reason or no reason, upon written notification to the other party, without further obligation or liability, except as provided in the agreement.

Mr. Ence may also be entitled to certain severance payments. Upon termination of Mr. Ence’s employment due to death, his estate also shall be entitled to receive a single lump sum payment equal to three (3) months base salary, payable within 30 days of his death. In the event of termination other than for cause, resignation for good reason, or in connection with a change of control, Mr. Ence will be entitled to severance equal to six months of compensation and health benefits.

●	During the term of the agreement, he may also be awarded grants under the Company’s 2014 Stock Option and Equity Incentive Plan, as amended, subject to Board approval.

●	Mr. Ence is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

●	Non-Solicitation. The Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of 24 months following the cessation of employment with the Company he shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Ence Employment Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Sergio Traversa, Chief Executive Officer

On January 9, 2020, the Company and Mr. Traversa entered into an Amended and Restated Employment Agreement (the “Traversa Employment Agreement”). The parties entered into an Amended and Restated Employment Agreement on August 5, 2015 which is amended and restated pursuant to the Traversa Employment Agreement. Pursuant to the Traversa Employment Agreement, Mr. Traversa and the Company agreed to the following:

●	Salary is $600,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 50% of the base salary.

●	Mr. Traversa may also be entitled to certain severance payments. Upon termination of Mr. Traversa’s employment due to death, his estate also shall be entitled to receive a single lump sum payment equal to three (3) months base salary, payable within 30 days of his death. In the event of termination other than for cause or resignation for good reason Mr. Traversa will be entitled to severance equal to twenty four (24) months of compensation and health benefits. In the event of termination in connection with a change of control, Mr. Traversa will be entitled to severance equal to thirty (30) months of compensation and health benefits.

●	During the term of the agreement, he may also be awarded grants under the Company’s 2014 Stock Option and Equity Incentive Plan, as amended, subject to Board approval.

●	Mr. Traversa is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

●	Non-Solicitation. The Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of 24 months following the cessation of employment with the Company he shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Ence Employment Agreement which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission:

Exhibit No.	Description
10.1	Employment Agreement, dated January 9, 2020, by and between Maged Shenouda and Relmada Therapeutics, Inc.
10.2	Employment Agreement, dated January 9, 2020, by and between Charles Ence and Relmada Therapeutics, Inc.
10.3	Amended and Restated Employment Agreement, dated January 9, 2020, by and between Sergio Traversa and Relmada Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2020	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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